UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2016

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2016, the Board of Directors of Thor Industries, Inc. (the “Company”) approved an amendment and restatement of the Company’s By-Laws, effective immediately.

In addition to minor formatting and consistency changes implemented by the amendment and restatement of the Company’s By-Laws, a forum selection provision for the adjudication of certain disputes was added as Section 1 of Article IX. The provision provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee, or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director, officer, stockholder, employee, or agent of the Company arising out of or relating to any provision of the General Corporation Law of Delaware or the Company’s Certificate of Incorporation or By-Laws, or (iv) any action asserting a claim against the Company or any director, officer, stockholder, employee, or agent of the Company governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

The provision also provides that (i) the failure to enforce such provision would cause the Company irreparable harm and the Company shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provision, (ii) any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Company shall be deemed to have notice of and consented to the provision, and (iii) if any action the subject matter of which is within the scope of the provision is filed in a court other than the Court of Chancery (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this provision and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Finally, the provision provides that the existence of any prior alternative forum consent shall not act as a waiver of the Company’s ongoing consent right as set forth in this provision with respect to any current or future actions or claims.

Section 3 of Article II was also updated to conform to a previous change included in the Company’s Amended and Restated Certificate of Incorporation that established the Company’s classified board structure. The updated language is as follows: “SECTION 3. Election, Classes and Term of Directors. As provided in ARTICLE SEVENTH of the Certificate of Incorporation of the Corporation, the directors shall be divided into three classes as nearly equal in number as possible. Each class of directors shall be elected for a term of three years. At each annual meeting of stockholders, directors of one class shall be elected to serve until the end of the three year term and until their respective successors are elected and qualified.”

The preceding description is qualified in its entirety by reference to the Amended and Restated By-Laws of the Company, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Thor Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: March 18, 2016	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary